Exhibit 23-1

Independent Auditors' Consent

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-47714 of Public Service Enterprise Group Incorporated on Form S-3 of our report dated February 11, 2000, appearing in the Annual Report on Form 10-K of Public Service Enterprise Group Incorporated for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE  LLP

Parsippany, New Jersey
November 1, 2000